UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 9, 2006

Bresler & Reiner, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-06201	52-0903424
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11200 Rockville Pike, Suite 502, Rockville, MD	20852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (301) 945-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 9, 2006, the Board of Directors of Bresler & Reiner, Inc. (the “Company”), pursuant to authority in its bylaws, increased the number of directors constituting the Board of Directors from nine to ten and appointed Gretchen M. Dudney to fill the vacancy created by that action.  Ms Dudney is a consultant to real estate developers in the Washington, DC region and an Adjunct Professor of Real Estate in Johns Hopkins University’s Masters of Science in Real Estate program.  From 1995 to 2005 she worked for The Kaempfer Company.  Ms Dudney received a BFA degree from Southern Methodist University in 1973 and an MBA from Harvard University in 1978.  A press release regarding this event was issued on August 11, 2006.  A copy of this press release is attached as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibit is furnished in accordance with Item 601 of Regulation S-K:

99.1         Press Release dated August 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRESLER & REINER, INC., Registrant

Date: August 10, 2006	By:	/s/ Sidney M. Bresler
Sidney M. Bresler
Chief Executive Officer